UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014

Eclipse Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36511	46-4812998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Old Gatesburg Road, Suite 110 State College, Pennsylvania	16803
(Address of principal executive offices)	(Zip Code)

(866) 590-2568

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 19, 2014, Eclipse Resources Corporation, a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with the stockholders of the Company named therein (the “Selling Stockholders”) and Citigroup Global Markets Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the offer and sale of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Underwriting Agreement provides for the offer and sale (the “Offering”) by the Company and the Selling Stockholders, and the purchase by the Underwriters, of an aggregate of 30,300,000 shares of Common Stock, consisting of 21,500,000 shares of Common Stock sold by the Company and 8,800,000 shares of Common Stock sold by the Selling Stockholders, at a price to the public of $27.00 per share ($25.5825 per share net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Selling Stockholders have granted the Underwriters a 30-day option to purchase up to an aggregate of 4,545,000 additional shares of Common Stock held by the Selling Stockholders if the Underwriters sell more than an aggregate of 30,300,000 shares of Common Stock. The material terms of the Offering are described in the prospectus, dated June 19, 2014 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 23, 2014, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-195679), initially filed by the Company on May 5, 2014.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on June 25, 2014, subject to the satisfaction of customary closing conditions, and the Company expects to receive proceeds from the Offering of approximately $545.2 million (net of underwriting discounts and commissions and the estimated offering expenses payable by the Company). As described in the Prospectus, the Company intends to use the net proceeds of the Offering to repay all outstanding borrowings under its revolving credit facility and to fund a portion of its capital expenditure plan. The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Relationships

As more fully described under the caption “Underwriting—Other Relationships” in the Prospectus, certain of the Underwriters and their respective affiliates have in the past, and may in the future, perform investment banking, commercial banking, advisory and other services for the Company and its affiliates from time to time for which they have received, and may in the future receive, customary fees and expenses. Affiliates of certain Underwriters are lenders under the Company’s revolving credit facility and, accordingly, will receive a portion of the net proceeds of the Offering upon the repayment of borrowings under the Company’s revolving credit facility in connection with the closing of the Offering. In addition, an affiliate of one of the underwriters acts as trustee with respect to the indenture governing the Company’s senior unsecured notes.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in Item 5.03 hereto is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long-Term Incentive Plan

On June 23, 2014, prior to and in anticipation of the closing of the Offering, the Company adopted the Eclipse Resources Corporation 2014 Long-Term Incentive Plan (the “LTIP”) for employees, consultants and directors of the Company. The LTIP provides for the grant of all or any of the following components: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units, (5) dividend equivalents, (6) performance and annual incentive awards, (7) bonus stock awards and (8) other stock-based awards. Subject to adjustment in accordance with the

LTIP, 16,000,000 shares of Common Stock have been reserved for issuance pursuant to awards under the LTIP. Shares of Common Stock subject to an award that are canceled, settled in cash, forfeited, withheld or tendered to satisfy exercise prices or tax withholding obligations will be available for delivery pursuant to other awards. The LTIP will be administered by the Company’s Board of Directors or a subcommittee thereof.

The foregoing description of the LTIP is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

On June 23, 2014, prior to and in anticipation of the closing of the Offering, the Company amended and restated its Certificate of Incorporation (as amended and restated, the “Certificate of Incorporation”), which was filed with the Secretary of State of the State of Delaware on June 23, 2014. A description of the Certificate of Incorporation is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description of the Certificate of Incorporation is not complete and is qualified in its entirety by reference to the full text of the Certificate of Incorporation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Bylaws

On June 23, 2014, prior to and in anticipation of the closing of the Offering, the Company amended and restated its Bylaws (as amended and restated, the “Bylaws”). A description of the Bylaws is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description of the Bylaws is not complete and is qualified in its entirety by reference to the full text of the Bylaws, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of June 19, 2014, by and among Eclipse Resources Corporation, the Selling Stockholders named therein and Citigroup Global Markets Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein

3.1	Amended and Restated Certificate of Incorporation of Eclipse Resources Corporation

3.2	Amended and Restated Bylaws of Eclipse Resources Corporation

10.1	Eclipse Resources Corporation 2014 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPSE RESOURCES CORPORATION

By:	/s/ Christopher K. Hulburt
Name:	Christopher K. Hulburt
Title:	Executive Vice President, Secretary and General Counsel

Date: June 24, 2014

Index to Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of June 19, 2014, by and among Eclipse Resources Corporation, the Selling Stockholders named therein and Citigroup Global Markets Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein

3.1	Amended and Restated Certificate of Incorporation of Eclipse Resources Corporation

3.2	Amended and Restated Bylaws of Eclipse Resources Corporation

10.1	Eclipse Resources Corporation 2014 Long-Term Incentive Plan